Exhibit 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880    Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President, Chief
	Chief Executive Officer	Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS ANNOUNCES

THREE-FOR-TWO STOCK SPLIT

WAKEFIELD, MASSACHUSETTS – September 8, 2005 – American Dental Partners, Inc., (NASDAQ: ADPI) announced today that its Board of Directors has declared a three-for-two stock split of the Company’s outstanding shares of common stock. The split will be effected as a stock dividend payable October 14, 2005 to stockholders of record as of September 20, 2005, with cash paid in lieu of fractional shares. Subsequent to the split, the Company will have approximately 12,050,000 shares of common stock outstanding.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 19 dental groups which have 183 dental facilities with approximately 1,689 operatories located in 18 states. Investor information is available on the Company’s website at www.adpi.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the possibility that we may not realize the benefits expected from our affiliation strategy, economic, regulatory and/or other factors outside the control of the Company, which are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2004.